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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT ("Agreement") is made effective as of the 29th day of June, 2004, by and between INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., a South Carolina corporation (the "Company") and FUSION CAPITAL PARTNERS, LLC, an Illinois limited liability company ("Consultant").

      WHEREAS, the Company is engaged in the business of developing and deploying real time technology solutions for operating systems, data base management systems, and transaction processing platforms (the "Business");

      WHEREAS, Consultant has unique experience, knowledge and skills in order to enhance the operation of the Business;

      WHEREAS, the Company desires to obtain the benefits of Consultant's experience and know-how in connection with the operation of the Business, and accordingly, the Company has offered to engage Consultant to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth;

      WHEREAS, Consultant desires to accept such engagement upon such terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting Terms and Duties. Upon the terms and conditions set forth herein, the Company hereby retains and engages Consultant as an independent contractor, and Consultant hereby accepts such retention and engagement as an independent contractor, and agrees to render such advisory and consulting services to the Company with respect to matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business.

2. Term. The term of this Agreement shall be for 12 calendar months from the date hereof (the "Term"), provided, however, that (i) the Company may terminate this agreement at any time prior to the expiration of the Term after the Company is "cash flow positive" on an operating basis for three consecutive calendar months commencing as of July 1, 2004, as reflected in the "Operating Activities" of the Statements of Cash Flows contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission, and (ii) the Consultant may terminate this Agreement at any time.

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3. Services and Compensation.

      (a) Services. Consultant shall (i) advise the Company with respect to operations, executive employment issues, employee staffing, strategy, capital structure and other matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business and (ii) assist in reviewing and negotiating certain transactions.

      (b) Consulting Fees. In consideration for services previously provided and the availability of Consultant during the term hereunder and the services to be rendered pursuant to this Agreement, immediately upon the execution of this Agreement, the Company will issue to Consultant or its designee as payment 252,000 fully paid and non-assessable shares of Common Stock of the Company (the "Shares"). The Shares shall be issued in certificated form and shall bear the following restrictive legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

      The Shares shall be earned by Consultant in equal amounts of 21,000 shares during each month or portion thereof during the Term of this Agreement. Immediately upon the execution of this Agreement, the Company shall deliver to its transfer agent a letter in the form as set forth as Exhibit A attached hereto with respect to the issuance of the 252,000 Shares. In the event the Agreement is terminated in accordance with Section 2 hereof, Consultant shall promptly return to the Company any unearned portion of the Shares.

      (c) Reimbursement of Expenses. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses which have been approved by the President of the Company prior to their incurrence and which have been incurred by

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Consultant in connection with the rendering of services hereunder. Any reimbursement to be made by the Company pursuant to this Section 3(c) shall be made following prior submission to the Company by Consultant of reasonable documentation of the expenses incurred.

      (d) Registration. Consultant is hereby granted customary piggyback registration rights with respect to the Shares.

4. Nondisclosure.

   4.1 Nondisclosure of Confidential Information.

      (a) Consultant recognizes and acknowledges that certain knowledge and information which it has acquired or developed relating to the Business, including its pricing and quotation techniques, costs, developments, activities or products of the Business or the business affairs of any Person doing business with the Company, such as, but not limited to, customer and vendor lists, cost and selling and service prices for specific customers, customers' needs and requirements, and all inventions, ideas, know how, discoveries, creations, developments, improvements, designs, patents and processes so acquired (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company and shall be held by Consultant in confidence and trust for the sole benefit of the Company.

      (b) Consultant agrees not to use, disclose, divulge or publish, without the prior written consent of the Company, at any time during the term hereof or thereafter for a period of not less than two (2) years following completion of the Term, any Confidential Information. Provided, however, that Confidential Information shall not include (a) information which is known to the public or is generally known within the industry of businesses comparable to the Business (other than as a result of Consultant's violation of this covenant) or (b) information which Consultant is required to disclose pursuant to law or order of a court having jurisdiction over Consultant (provided that Consultant offers the Company an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information).

   4.2 Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Consultant in connection with the rendering by Consultant of consulting services hereunder, or made available by the Company to Consultant relating to the Business of the Company, are and shall be the Company's property and shall be delivered to the Company promptly on the request of the Company.

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   4.3 Rights and Remedies Upon Breach. If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 4.1 or 4.2 (the "Nondisclosure Covenants"), the Company shall have the right and remedy to have the Nondisclosure Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Nondisclosure Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The Company shall also have any other rights and remedies available to it under law or in equity.

   4.4 Severability of Covenants. Consultant acknowledges and agrees that the Nondisclosure Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Nondisclosure Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

5. Miscellaneous.

   (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with much courier, addressed as follows:

      (i)   if to the Company, to:

            Integrated Business Systems and Services, Inc.
            1601 Shop Road, Suite E
            Columbia, South Carolina 29201 Telephone: 803-736-5595
            Facsimile: 803-736-7735
            Attention: Chief Financial Officer

      (ii)  if to Consultant, to:

            Fusion Capital Partners, LLC
            222 Merchandise Mart Plaza, Suite 9-112
            Chicago, Illinois 60654
            Attention: Steven G. Martin
            Phone: 312-644-6644
            Fax:   312-644-6244

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Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

   (b) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, and any such purported assignment shall be void ab initio.

   (c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

   (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

   (e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

   (f) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded,

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cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

   (g) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

   (h) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

   (i) Definitions of "Person". As used herein, the term "Person" shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.

                                    * * * * *

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      IN WITNESS WHEREOF, the Company and Consultant have signed this Agreement as of the day and year written above.

                     COMPANY:

                     INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

                     By: /s/ George E. Mendenhall
                         -------------------------------
                     Its: Chief Executive Officer

                     CONSULTANT:

                     FUSION CAPITAL PARTNERS, LLC
                     BY: ROCKLEDGE CAPITAL CORPORATION

                     By: /s/ Josh Scheinfeld
                         -------------------------------
                     Name: Josh Scheinfeld
                     Title: President

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                                    EXHIBIT A

          FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE
                  SHARES AT SIGNING OF THE CONSULTING AGREEMENT

                              [COMPANY LETTERHEAD]

June 29, 2004

Pacific Corporate Trust Company
625 Hove Street
10th Floor
Vancouver, B.C. V6C 3B8

Re: Issuance of 252,000 Common Shares to Fusion Capital Fund II, LLC

Dear _______,

On behalf of INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., (the "Company"), you are hereby instructed to issue AS SOON AS POSSIBLE 252,000 shares of our common stock in the name of FUSION CAPITAL FUND II, LLC. The share certificate should be dated June 29, 2004. I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF BUYER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

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The share certificate should be sent AS SOON AS POSSIBLE VIA OVERNIGHT MAIL to the following address:

                               Fusion Capital Fund II, LLC
                               222 Merchandise Mart Plaza, Suite 9-112
                               Chicago, IL 60654
                               Attention: Steven Martin

Thank you very much for your help. Please call me at [Company Number] if you have any questions or need anything further.

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

BY:_____________________________
           [name]
           [title]

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